Exhibit 99.2

zPREDICTA, Inc.

BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash	$440,161	$170,141
Accounts Receivable	76,189	51,961
Prepaid Expense and Other Assets	31,267	25,630
Total Current Assets	547,617	247,732
Total Assets	$547,617	$247,732

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts Payable	$2,877	$16,199
Accrued Expenses and Other Liabilities	18,106	29,085
SAFE Liabilities (See Note 4)	712,228	548,994
Deferred Revenue	130,833	151,333
Total Current Liabilities	864,044	745,611

Notes Payable	-	42,000
Other Long-Term Liabilities	-	37,387
Total Liabilities	864,044	824,998
Stockholders’ Deficit:
Common Stock, $.01 par value, 10,000,000 authorized, 7,067,896 and 7,040,487 outstanding	707	704
Additional Paid-in Capital	80,623	54,994
Accumulated Deficit	(397,757)	(632,964)
Total Stockholders' Deficit	(316,427)	(577,266)

Total Liabilities and Stockholders' Deficit	$547,617	$247,732

See Notes to Financial Statements

1

zPREDICTA, Inc.

STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$509,386	$46,421	$878,939	$60,328
Operating expenses:
General and administrative expense	36,303	55,503	155,757	126,491
Operations expense	127,349	83,556	352,092	231,480
Sales and marketing expense	1,519	160	2,971	13,588
Total operating income (loss)	344,215	(92,798)	368,119	(311,231)
Other income	(7,942)	7	30,322	55
Loss on derivative instruments	(163,234)	(5,486)	(163,234)	(5,486)
Net income (loss)	$173,038	$(98,277)	$235,207	$(316,662)

See Notes to Financial Statements

2

zPREDICTA, Inc.

STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flow from operating activities:
Net income (loss)	$235,207	$(316,662)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	-	6,735
Vesting expense	23,166	22,775
Loss on valuation of derivative instruments	163,234	5,486
Gain on debt foregiveness	(37,387)	-
Changes in assets and liabilities:
Accounts receivable	(24,228)	-
Prepaid expense and other assets	(5,637)	6,119
Accounts payable	(13,322)	(5,691)
Accrued expenses	(10,979)	(3,176)
Deferred revenue	(20,500)	191,645
Net cash provided by (used in) operating activities:	309,554	(92,768)
Cash flow from financing activities:
Proceeds from long-term debt borrowings	-	37,387
Proceeds from exercise of options into common stock	2,466	-
Repayment of debt	(42,000)	-
Net cash (used in) provided by financing activities	(39,534)	37,387
Net increase (decrease) in cash	270,020	(55,381)
Cash at beginning of period	170,141	201,230
Cash at end of period	$440,161	$145,849

See Notes to Financial Statements

3

zPREDICTA, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND SEPTEMBER 30, 2020

(unaudited)

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at 06/30/2020	7,040,487	$704	$39,551	$(881,697)	$(841,442)
Vesting expense			7,722		7,722
Net loss				(98,277)	(98,277)
Balance at 09/30/2020	7,040,487	$704	$47,273	$(979,974)	$(931,997)

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at 12/31/2019	7,011,288	$701	$24,501	$(662,638)	$(637,436)
Shares issued pursuant to exercise of option agreement	29,199	3	(3)		-
Vesting expense			22,775		22,775
Net loss				(316,662)	(316,662)
Balance at 09/30/2020	7,040,487	$704	$47,273	$(979,300)	$(931,323)

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at 06/30/2021	7,040,487	$704	$70,438	$(570,795)	$(499,653)
Shares issued pursuant to exercise of option agreement	27,409	3	2,463		2,466
Vesting expense			7,722		7,722
Net income				173,038	173,038
Balance at 09/30/2021	7,067,896	$707	$80,623	$(397,757)	$(316,427)

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at 12/31/2020	7,040,487	$704	$54,994	$(632,964)	$(577,266)
Shares issued pursuant to exercise of option agreement	27,409	3	2,463		2,466
Vesting expense			23,166		23,166
Net income				235,207	235,207
Balance at 09/30/2021	7,067,896	$707	$80,623	$(397,757)	$(316,427)

See Notes to Financial Statements

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zPREDICTA, Inc.

NOTES TO FINANCIAL STATEMENTS

(unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Continuance of Operations

zPREDICTA, Inc., (the “Company” or “zPREDICTA” or “we”) was originally incorporated on April 11, 2016 in San Jose, California. Pursuant to an Agreement and Plan of Merger effective May 9, 2016, Ixchel Scientific, a California corporation, merged with and into a Delaware corporation with the name of zPREDICTA, Inc., with such Delaware corporation as the surviving corporation of the merger. zPREDICTA develops tumor-specific in vitro models for oncology drug discovery and research. The Company’s mission is to accelerate the drug development process for its clients and partners by leveraging our team’s expertise in carcinogenesis, metastasis and the tumor microenvironment. The Company develops complex in vitro models that recapitulate the physiological environment of human tissue and thus provide a more clinically relevant testing platform than commonly-used alternatives.

From target discovery and lead optimization to preclinical evaluation of efficacy and toxicity, zPREDICTA’s goal is to develop the tools necessary to accurately identify compounds that will have the highest probability of improving human health. The Company offers preclinical testing services based on its proprietary models directly to clients in the biopharmaceutical industry and through its partnership with LabCorp. The tumor-specific models are used by many leading biopharmaceutical companies to evaluate the efficacy and toxicity of their therapeutic pipelines.

On September 30, 2021, the Company entered into a letter of intent with Predictive Oncology Inc. for the Company to be acquired in a proposed transaction. The transaction closed November 24, 2021 and the Company is now a wholly-owned subsidiary of Predictive Oncology Inc.

Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities at the date of the financial statements and during the reporting period. Actual results could materially differ from those estimates.

Cash

The Company has no cash equivalents as of ended September 30, 2021 and December 31, 2020.

Accounts Receivable

Accounts Receivable are reported at the amount the Company expects to collect on balances outstanding. The Company provides for probable uncollectible amounts through charges to earnings and credits to the valuation allowance based on management’s assessment of the current status of individual accounts.

Amounts recorded in accounts receivable on the balance sheet include amounts billed and currently due from customers. The amounts due are stated at their net estimated realizable value. An allowance for doubtful accounts is maintained to provide for the estimated amount of receivables that will not be collected. The Company reviews customers’ credit history before extending unsecured credit and establishes an allowance for uncollectible accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. Invoices are generally due 30 days after presentation. Accounts receivable over 30 days is generally considered past due. The Company does not accrue interest on past due accounts receivables. Receivables are written off once all collection attempts have failed and are based on individual credit evaluation and specific circumstances of the customer. The allowance for doubtful accounts balance was $0 as of both September 30, 2021 and December 31, 2020.

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Fair Value Measurements

As outlined in Accounting Standards Codification (“ASC”) 820, Fair Value Measurement, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The accounting standards ASC 820 establishes a three-level fair value hierarchy that prioritizes information used in developing assumptions when pricing an asset or liability as follows:

Level 1 – Observable inputs such as quoted prices in active markets;

Level 2 – Inputs other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 – Unobservable inputs where there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company uses observable market data, when available, in making fair value measurements. Fair value measurements are classified according to the lowest level input that is significant to the valuation.

The fair value of the Company’s investment securities, which consist of cash, was determined based on Level 1 inputs. The fair value of the Company’s SAFE liabilities and debt were determined based on Level 3 inputs. In addition, the Company uses the Monte Carlo method when valuing the conversion feature and other embedded features classified as SAFE liabilities on a recurring basis. See Note 8 – SAFE Liabilities.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation. Depreciation of fixed assets is computed using the straight-line method over the estimated useful lives of the respective assets. Estimated useful asset life of laboratory equipment is five years.

Upon retirement or sale of fixed assets, the cost and related accumulated depreciation or amortization are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations expense as incurred.

Revenue Recognition

The Company recognizes revenue when it satisfies a performance obligation by transferring control of the promised goods or services to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Sales taxes are imposed on the Company’s sales to nonexempt customers. The Company collects the taxes from the customers and remits the entire amounts to the governmental authorities. Sales taxes are excluded from revenue and expenses.

Revenue from Screening Services and Custom Model Development

zPREDICTA provides services for screening anti-cancer therapeutic agents. Contract revenues are generally derived from studies conducted with biopharmaceutical and pharmaceutical companies. The specific methodology for revenue recognition is determined on a contract-by-contract basis according to the facts and circumstances applicable to a given contract. Advance payments received in excess of revenues recognized are classified as deferred revenue until such time as the revenue recognition criteria have been met. Payment terms are net 30 from the invoice date, which is sent to the customer as the Company satisfies the performance obligation relative to the total expected inputs to the satisfaction of that performance obligation. Revenues are recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. zPREDICTA’s payments terms vary by the agreements reached with customers. The Company’s performance obligations are satisfied at one point in time when data and reports are delivered.

6

Variable Consideration

The Company records revenue from customers in an amount that reflects the transaction price it expects to be entitled to after transferring control of those goods or services. The Company’s current contracts do not contain any features that create variability in the amount or timing of revenue to be earned.

Contract Balances

The Company records a receivable when it has an unconditional right to receive consideration after the performance obligations are satisfied. As of September 30, 2021 and December 31, 2020, accounts receivable totaled $76,189 and $51,961, respectively.

The Company’s deferred revenues related primarily to advance payments related to services for screening anti-cancer therapeutic agents and totaled $130,833 and $151,333 as of September 30, 2021 and as of December 31, 2020, respectively.

Valuation and accounting for stock options

The Company determines the grant date fair value of options using 409A option valuation model based upon assumptions regarding risk-free interest rate, expected dividend rate, volatility and estimated term.

The fair value of each option grant is estimated on the grant date using the most recent 409A option valuation model with the following assumptions:

	For the Nine Months Ended September 30,
	2021	2020
	Stock Options
Expected dividend yield	0.0%	0.0%
Expected stock price volatility	75%	75%
Risk-free interest rate	0.14%	0.14%
Expected life	10 years	10 years

Research and Development

Research and development costs were $5,383 and $442 for the three months ended September 30, 2021 and 2020, respectively. Research and development costs are charged to operations as incurred. Research and development costs were $45,265 and $5,299 for the nine months ended September 30, 2021 and 2020, respectively, and are included in operations expense in the statements of operations.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Under Internal Revenue Code Section 382, certain stock transactions which significantly change ownership could limit the amount of net operating carryforwards that may be utilized on an annual basis to offset taxable income in future periods. The Company has not yet performed an analysis of the annual net operating loss carryforwards and limitations that are available to be used against taxable income. Consequently, the limitation, if any, could result in the expiration of the Company’s loss carryforwards before they can be utilized. The Company has not analyzed net operating loss carryforwards under Section 382 to date.

There is no income tax provision in the accompanying statements of operations due to the cumulative operating losses that indicate a 100% valuation allowance for the deferred tax assets and state income taxes is appropriate.

7

The Company reviews income tax positions expected to be taken in income tax returns to determine if there are any income tax uncertainties. The Company recognizes tax benefits from uncertain tax positions only if it is more likely than not that the tax positions will be sustained on examination by taxing authorities, based on technical merits of the positions. The Company has identified no income tax uncertainties.

All tax returns remain open to examination by federal and state tax authorities due to the Company’s net loss position.

Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high credit quality financial institutions and, by policy, generally limits the amount of credit exposure to any one financial institution. The Company has no credit risk on cash amounts held in a single institution that are in excess of amounts issued by the Federal Deposit Insurance Corporation.

Risks and Uncertainties

The Company is subject to risks common to companies in the biopharmaceutical industries, including, but not limited to, development by the Company or its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, and compliance with regulations of the Food and Drug Administration, Clinical Laboratory Improvement Amendments, and other governmental agencies as applicable.

The Company has evaluated all of its activities and concluded that no other subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes to the financial statements, except as described above and in Note 8 – Subsequent Events.

NOTE 2 – STOCKHOLDERS’ EQUITY AND STOCK OPTIONS

Authorized Shares

Per the certificate of incorporation of the Company the number of authorized shares of common stock from 10,000,000 shares of common stock, $0.0001 par value.

Equity Incentive Plan

The Company has an equity incentive plan, which allows issuance of incentive and non-qualified stock options to employees, directors and consultants of the Company, where permitted under the plan. The exercise price for each stock option is determined by the market price on the date of issuance. Vesting requirements are determined by the Board of Directors when granted and currently range from immediate to four years. Options outstanding under this plan have a contractual life of ten years.

Options

ASC 718, Compensation – Stock Compensation, (“ASC 718”) requires that a company that issues equity as compensation needs to record compensation expense on its statements of net loss that corresponds to the estimated fair value of those equity grants. ASC 718 requires companies to estimate the fair value of stock-based payment awards on the date of grant using an option-pricing model or other acceptable means.

The Company determines the grant date fair value of options using a 409A option valuation model based upon assumptions regarding risk-free interest rate, expected dividend rate, volatility and estimated term. See Note 1 – Summary of Significant Accounting Policies – Accounting Policies and Estimates.

8

The following summarizes transactions for stock options for the periods indicated:

	Stock Options
	Number of Shares	Average Exercise Price

Outstanding at December 31, 2020	1,381,336	$0.09

Issued	-	0.09
Forfeited	(41,837)	0.09
Exercised	(27,409)	0.09

Outstanding at September 30, 2021	1,312,090	$0.09

At September 30, 2021, 626,739 stock options are fully vested and currently exercisable with a weighted average exercise price of $.09 and a weighted average remaining term of 8.46 years. Stock-based compensation recognized was $7,722 for each of the three months ended September 30, 2021 and 2020. Stock-based compensation recognized was $23,166 for the nine months ended September 30, 2021 and $22,775 for the nine months ended September 30, 2020.

Stock options expire on various dates from October 4, 2029 to September 28, 2030.

NOTE 3 – NOTES PAYABLE

The balances of notes payable were as follows:

	September 30, 2021	December 31, 2020
2015 Shareholder note	$-	$27,000
2019 Investor note	$-	$15,000

Shareholder Note

On March 20, 2015, the Company issued a promissory note with a principal amount of $27,000 (the “Shareholder Note”) to Julia Kirshner, in exchange for cash proceeds of $27,000. The Shareholder Note was issued without interest payable on the unpaid principal and is prepayable without penalty by the Company at any time (provided the Company is not in default under the Note).

The maturity of the Shareholder Note was conditional upon a Financing or a Change of Control each defined within the Shareholder Note. The Notes were issued as legal form debt and are subject to the guidance of ASC 470. The Company intended to refinance the obligation on a long-term basis by delaying the repayment until mutually agreed by the parties. The Shareholder Note does not have a fixed or determinable maturity date and will be classified as long-term debt. The note was paid in full during the nine months ended September 30, 2021.

Investor Note

On October 4, 2019, the Company issued a promissory note with a principal amount of $15,000 (the “Investor Note”) to Tom Kelly, in exchange for cash proceeds of $15,000. The Investor Note was issued without interest payable on the unpaid principal and is prepayable without penalty by the Company at any time (provided the Company is not in default under the Note).

The maturity of the Investor Note was conditional upon a Financing or a Change of Control each defined within the Investor Note. The Notes were issued as legal form debt and are subject to the guidance of ASC 470. The Company intended to refinance the obligation on a long-term basis by delaying the repayment until mutually agreed by the parties. The Investor Note does not have a fixed or determinable maturity date and will be classified as long-term debt. The note was paid in full during the nine months ended September 30, 2021.

9

2020 Paycheck Protection Program

During 2020, the Company entered into a promissory note with JPMorgan Chase Bank, N.A., which provides for an unsecured loan of $37,387 pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act and applicable regulations (the “CARES Act”). The promissory note has a term of 2 years with a 1% per annum interest rate. Payments are deferred for 6 months from the date of the promissory note and the Company can apply for forgiveness of all or a portion of the promissory note after 60 days for covered use of funds.

Pursuant to the terms of the PPP, the promissory note, or a portion thereof, may be forgiven if proceeds are used for qualifying expenses as described in the CARES Act, such as payroll costs, costs used to continue group health care benefits, mortgage interest payments, rent and utilities. The Company has used all proceeds for qualifying expenses. The Company received forgiveness for the loan under the Paycheck Protection Program and recognized a gain in other income for the full amount of the loan during the first quarter of 2021.

The SBA reserves the right to audit any PPP loan, regardless of size. These audits may occur after forgiveness has been granted. In accordance with the CARES Act, all borrowers are required to maintain their PPP loan documentation for six years after the PPP loan was forgiven or repaid in full and to provide that documentation to the SBA upon request.

NOTE 4 – SAFE AND KISS LIABILITIES

The Company concluded the SAFE and KISS Liabilities contains a conversion feature as defined in the agreement and are classified as a liability under ASC 480 and determined the fair value to record within the SAFE liability on the balance sheet. At inception, the fair value of the SAFE liabilities was $537,876. The Company recognized a loss of $163,234 and $5,486 on the change in the fair value of the SAFE liabilities during the nine months ended September 30, 2021 and 2020, respectively. During the year ended December 31, 2020, the Company recognized a loss of $2,662 on the change in the fair value of the SAFE liabilities. As of September 30, 2021, the fair value of the derivative liability was $712,228. As of December 31, 2020, the fair value of the derivative liability was $548,994.

The table below discloses changes in value of the Company’s embedded derivative liabilities discussed above.

SAFE liabilities balance at December 31, 2019	$546,332
Loss recognized to revalue SAFE instrument at fair value	(2,662)
SAFE liabilities balance at December 31, 2020	$548,994
Loss recognized to revalue SAFE instrument at fair value	(163,234)
SAFE liabilities balance at September 30, 2021	$712,228

All of the SAFE and KISS notes were liquidated and cash payments were distributed to the holders on November 24, 2021 when the Company was acquired by Predictive Oncology Inc. See - Note 1.

NOTE 5 – LEASES

Our corporate offices are located in San Jose, California. The lease as amended has a 90-day perpetual term renewable on a month-to-month. Our leased space includes space used for office space and laboratory space. The lease was amended August 17, 2020.

Lease expense under operating lease arrangements with a term less than 12 months was $19,794 and $27,665 for the three months ended September 30, 2021 and 2020, respectively and $57,658 and $41,744 for the nine months ended September 30, 2021 and 2020, respectively.

NOTE 6 – FIXED ASSETS

Fixed assets are stated at cost less accumulated depreciation. Depreciation of fixed assets is computed using the straight-line method over the estimated useful lives of the respective assets. Accumulated depreciation is included in fixed assets, net on the accompanying balance sheets. Estimated useful life of our laboratory assets is five years.

10

The Company’s fixed assets consist of the following:

	September 30, 2021	December 31, 2020
Laboratory equipment	$43,212	$43,212
Less: Accumulated depreciation	(43,212)	(43,212)
Total fixed assets, net	$-	$-

Upon retirement or sale or fixed assets, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operations expense. Maintenance and repairs are expensed as incurred.

Maintenance and repairs are expensed as incurred. Depreciation expense was $0 and $6,735 during the nine months ended September 30, 2021 and 2020, respectively, and $0 and $2,080 during the three months ended September 30, 2021 and 2020, respectively.

NOTE 7 – RELATED PARTY TRANSACTIONS

Shareholder Note

On March 20, 2015, the Company issued the Shareholder Note with a principal amount of $27,000 to Julia Kirshner, in exchange for cash proceeds of $27,000. See Note 3 – Notes Payable.

Investor Note

On October 4, 2019, the Company issued the Investor Note with a principal amount of $15,000 to Tom Kelly, in exchange for cash proceeds of $15,000. See Note 3 – Notes Payable.

NOTE 8 – INCOME TAXES

The provision for income taxes consists of an amount for taxes currently payable and a provision for tax consequences deferred to future periods. Deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

There is no federal or state income tax provision in the accompanying statements of net loss due to the cumulative operating losses incurred and 100% valuation allowance for the deferred tax assets.

Actual income tax benefit differs from statutory federal income tax benefit as follows:

	Nine months Ended September 30,
	2021	2020
Statutory federal income taxes	$67,000	$(63,000)
State tax benefit, net of federal taxes	22,000	(19,000)
Nondeductible/nontaxable items	7,000	-
Valuation allowance increase (decrease)	(96,000)	82,000
Total income tax benefit	$-	$-

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Deferred taxes consist of the following:

	September 30, 2021	December 31, 2020
Deferred tax assets:
Noncurrent:
Depreciation	$4,000	$4,000
Accruals and reserves	6,000	5,000
Deferred revenue and loss on derivative instruments	67,000	42,000
NOL and credits	11,000	120,000
Total deferred tax assets	88,000	171,000

Deferred tax liabilities:
Noncurrent:
Prepaid assets	(1,000)	(1,000)
Total deferred tax liabilities	(1,000)	(1,000)

Net deferred tax assets	87,000	170,000
Less: valuation allowance	(87,000)	(170,000)
Total	$-	$-

The Company has determined, based upon its history, that it is probable that future taxable income may be insufficient to fully realize the benefits of the net operating loss (“NOL”) carryforwards and other deferred tax assets. As such, the Company has determined that a full valuation allowance is warranted. Future events and changes in circumstances could cause this valuation allowance to change.

At December 31, 2020, the Company has approximately $394,000 of gross NOLs to reduce future federal taxable income, the majority of which are expected to be available for use in 2021. The federal NOL’s of $145,000 expire beginning in 2036 if unused and $249,000 will carryforward indefinitely. The Company also has approximately $388,000 of gross NOLs and credits to reduce future state taxable income at December 31, 2020. The state NOL’s will expire beginning in 2036 if unused. The Company's net deferred tax assets, which include the NOLs, are subject to a full valuation allowance. At December 31, 2020, the valuation allowance was $170,000.

At September 30, 2021, the Company has approximately $0 of gross NOLs to reduce future federal taxable income. The Company's net deferred tax assets are subject to a full valuation allowance. At September 30, 2021, the valuation allowance was $87,000.

The Company recognizes interest and penalties on unrecognized tax benefits as well as interest received from favorable tax settlements within income tax expense. At September 30, 2021 and December 31, 2020, the Company recorded no accrued interest or penalties related to uncertain tax positions.

NOTE 9 – SUBSEQUENT EVENTS

On September 30, 2021, the Company entered into a letter of intent with Predictive Oncology Inc. for control of the Company to be acquired in a proposed transaction. The transaction closed on November 24, 2021 and the Company is now a wholly-owned subsidiary of Predictive Oncology Inc.

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